UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 14, 2014

Control4 Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36017	42-1583209
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11734 S. Election Road

Salt Lake City, Utah 84020

(Address of principal executive offices) (Zip code)

(801) 523-3100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2014, Jeremy Jaech, age 59, was elected to the Board of Directors (the “Board”) of Control4 Corporation (the “Company”) as a Class II director, to serve until the Company’s annual meeting of stockholders in 2015. As a non-employee director, Mr. Jaech will receive compensation in the same manner as the Company’s other non-employee directors. The Company previously disclosed the terms of non-employee director compensation in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 23, 2014.  There are no arrangements or understandings between Mr. Jaech and any other person pursuant to which Mr. Jaech was elected as a director, and there are no transactions between Mr. Jaech and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Jaech has served as the founder and chief executive officer of SNUPI Technologies, a company focused on home safety, security and loss prevention, since October 2012.  Prior to that, Mr. Jaech was a founder and the CEO of Verdiem Corporation, a company in the enterprise PC energy management space, from 2008 to 2011.  Before that, Mr. Jaech was a founder and the CEO of Trumba Corporation from 2003 to 2008.  Mr. Jaech also serves on the board of directors of Mindjet Corporation, a software company, and on the board of regents of the University of Washington.  Mr. Jaech earned a Bachelor of Arts degree in Mathematics and a Master of Science in Computer Science from the University of Washington.  The Company believes Mr. Jaech is qualified to serve as a director because of his broad technology industry experience.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Control4 Corporation

By:	/s/ Dan Strong
Dan Strong Chief Financial Officer

Dated: May 19, 2014

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